Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                        For the Month of December 1999
                     Distribution Date of January 20, 2000
                            Servicer Certificate #39

Original Pool Amount                                   $486,507,362.75

Beginning Pool Balance                                  $73,149,488.29
Beginning Pool Factor                                        0.1503564

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $4,837,577.98
     Interest Collected                                    $582,320.60

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $160,540.93
Total Additional Deposits                                  $160,540.93

Repos / Chargeoffs                                          $30,469.18
Aggregate Number of Notes Charged Off                               68

Total Available Funds                                    $5,490,774.87

Ending Pool Balance                                     $68,371,105.77
Ending Pool Factor                                           0.1405346

Servicing Fee                                               $60,957.91

Repayment of Servicer Advances                              $89,664.64

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,025,283.51
     Target Percentage                                            2.50%
     Target Balance                                      $1,709,277.64
     Minimum Balance                                     $9,730,147.26
     (Release) / Deposit                                  ($295,136.25)
     Ending Balance                                      $9,730,147.26

Current Weighted Average APR:                                    9.584%
Current Weighted Average Remaining Term (months):                17.12
Delinquencies                                              Dollars        Notes
     Installments:               1 - 30 days           $1,001,322.14       731
                                 31 - 60 days            $451,077.40       226
                                 60+  days               $110,407.73        62

     Total:                                            $1,562,807.27       757

     Balances:                   60+  days               $763,674.49        62

Memo Item - Reserve Account
     Prior Month                                       $9,730,147.26
+    Invest. Income                                       $35,471.56
+    Excess Serv.                                        $259,664.69
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $10,025,283.51

Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of December 1999

                                                                       NOTES
                                                                                                       CLASS B         CLASS C
                                     TOTAL         CLASS A - 1       CLASS A - 2     CLASS A - 2     CERTIFICATES    CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                               5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance           $73,149,488.29
Ending Pool Balance              $68,371,105.77

Collected Principal               $4,747,913.34
Collected Interest                  $582,320.60
Charge - Offs                        $30,469.18
Liquidation Proceeds / Recoveries   $160,540.93
Servicing                            $60,957.91
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service                $5,429,816.96

Beginning Balance                $73,149,488.30            $0.00            $0.00   $61,487,887.39   $6,287,964.25   $5,373,636.67

Interest Due                        $391,769.75            $0.00            $0.00      $324,348.61      $34,059.81      $33,361.33
Interest Paid                       $391,769.75            $0.00            $0.00      $324,348.61      $34,059.81      $33,361.33
Principal Due                     $4,778,382.52            $0.00            $0.00    $4,467,787.66     $167,243.39     $143,351.48
Principal Paid                    $4,778,382.52            $0.00            $0.00    $4,467,787.66     $167,243.39     $143,351.48

Ending Balance                   $68,371,105.79            $0.00            $0.00   $57,020,099.73   $6,120,720.86   $5,230,285.19
Note / Certificate Pool Factor                            0.0000           0.0000           0.2411          0.3595          0.3587
   (Ending Balance / Original Pool Amount)
Total Distributions               $5,170,152.27            $0.00            $0.00    $4,792,136.27     $201,303.20     $176,712.81

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $259,664.69
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $10,025,283.51
(Release) / Draw                   ($295,136.25)
Ending Reserve Acct Balance       $9,730,147.26

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of December 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                  5              4                3                 2               1
                                Jul-99             Aug-99          Sep-99          Oct-99            Nov-99          Dec-99
Beginning Pool Balance      $103,981,623.99   $97,015,550.78   $90,087,940.62   $84,732,259.10   $79,055,684.41   $73,149,488.29

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $16,755.11      $196,802.77      $143,474.79       $35,333.50       $34,112.90       $30,469.18
    Recoveries                  $282,932.29      $247,699.76      $362,129.56      $132,807.84      $224,020.48      $160,540.93

Loss Trigger - Reserve Account Balance                                 Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)          $375,611.06             Total Charged off (Months 1 - 6)            $456,948.25
     Total Recoveries (Months 3, 2, 1)           $517,369.25             Total Recoveries (Months 1 - 6)           $1,410,130.86
     Net Loss / (Recoveries) for 3 Mos          ($141,758.19)(a)         Net Loss/(Recoveries) for 6 Mos.           ($953,182.61)(c)

     Total Balance (Months 5, 4, 3)          $271,835,750.50(b)          Total Balance (Months 1 - 6)            $528,022,547.19(d)

     Loss Ratio Annualized  [(a/b) * (12)]           -0.6258%            Loss Ratio Annualized [(c/d) (12)]             -2.16623%

     Trigger:  Is Ratio > 1.5%                            No             Trigger:  Is Ratio > 6.0%                            No

                                                                                   Oct-99            Nov-99          Dec-99
B)   Delinquency Trigger:                                                          $718,707.33      $735,013.03      $763,674.49
     Balance delinquency 60+ days                                                     0.84821%         0.92974%         1.04399%
     As % of Beginning Pool Balance                                                   1.03861%         0.90955%         0.94065%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer